Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
ACI Cyprus, L.L.C.	Delaware
Albemarle Australia Pty Ltd.	Australia
Albemarle Avonmouth Works Limited	United Kingdom
Albemarle Brazil Holdings LTDA.	Brazil
Albemarle Cambridge Chemicals Limited	United Kingdom
Albemarle Care Fund	Virginia
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Company Limited	China
Albemarle Chemicals Korea, Ltd.	Korea
Albemarle Chemicals Ltd.	Cyprus
Albemarle Chemicals Private Limited	India
Albemarle Chemicals S.A.S.	France
Albemarle Chemicals South Africa (PTY) Ltd.	South Africa
Albemarle de Venezuela C.A.	Venezuela
Albemarle Dynamic B.V.	Netherlands
Albemarle Dynamic Holding Company CV	Netherlands
Albemarle Europe Sprl	Belgium
Albemarle Foundation	Virginia
Albemarle Global Finance Company SCA	Belgium
Albemarle Global Holdings Ltd	Seychelles
Albemarle Hilfe GmbH Unterstutzungskasse	Germany
Albemarle Holdings Company Limited	Turks & Caicos Islands
Albemarle Holdings Limited	China
Albemarle Hungary Ltd.	Hungary
Albemarle International Holdings CV	Netherlands
Albemarle Israel Limited	Israel
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Knight Lux 1 Holdings Corporation	Delaware
Albemarle Korea Corporation	Korea
Albemarle Lithium Holding GmbH	Germany
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Medway U.K. Limited	United Kingdom
Albemarle Middle East Corporation FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle Netherlands Holdings, CV	Netherlands
Albemarle New Holding GmbH	Germany
Albemarle Overseas Employment Corporation	Virginia
Albemarle Quimica LTDA	Brazil
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Singapore PTE LTD	Singapore

NAME	PLACE OF FORMATION
Albemarle Spain S.L.U.	Spain
Albemarle Taiwan Limited	Taiwan
Albemarle Virginia Corporation	Virginia
Chemetall Corporation	United States
DNVJ Vermögensverwaltung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur II Realty Company	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
Jiangxi Albemarle Lithium Co., Ltd.	China
Jordan Bromine Company Limited	Jordan
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
Metalon Environmental Management & Solutions GmbH	Germany
Ningbo Jinhai Albemarle Chemical and Industry Co., Ltd.	China
Rockwood Holdings, Inc.	Delaware
Rockwood Lithium, Inc.	Delaware
Rockwood Lithium GmbH	Germany
Rockwood Lithium India Pvt. Ltd.	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	South Korea
Rockwood Lithium Shanghai Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Lithium (UK) Ltd.	United Kingdom
Rockwood Litio Limitada	Chile
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties Limited	United Kingdom
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Sichuan Guorun New Materials Co., Ltd.	China